Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tanger Factory Outlet Centers, Inc. (the " Company") hereby certifies, to such officer's knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2010 (the " Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2010

/s/ Steven B. Tanger
Steven B. Tanger
President and Chief Executive Officer
Tanger Factory Outlet Centers, Inc.